Exhibit 10.12

CIT

12/21, 2001

KP Sports, Inc.
1600 Bush Street
Baltimore, Maryland 21230

Credit Approved Receivables Purchasing Agreement
(the “Agreement”)

Ladies and Gentlemen:

This letter will confirm your and our agreement concerning our performance of certain services and our purchases of certain of your accounts receivable as described herein in connection with your inventory or service sales upon the following terms and conditions:

A.            From time to time you will submit to us the names of those of your U.S. and Canadian customer for which you shall have requested that we make credit investigations, approve credit or establish credit lines in accordance with our usual business practices.  “Receivable” as used herein shall mean and include each separately invoiced account created by, or arising from, your sale of inventory to or performance of services for (under any of your trade names or styles or through any of your divisions including, but not limited to, “Under Armour” and “Under Armour Performance Apparel”) your customers, together with all related instruments, documents, insurance proceeds and general intangibles (including all payment intangibles and all other rights to payment); all proceeds thereof, including all property acquired with such proceeds; all of your rights to any merchandise which are represented thereby; and all your right, title, security, guaranties, supporting obligations and letter of credit rights with respect to each Receivable, including all rights to reclamation and stoppage in transit.  Except as hereinafter specifically provided, each Receivable due from those of your U.S. and/or Canadian customers which have been approved by us for credit in writing, is herein referred to as an “Approved Receivable”.

B.            You hereby sell, assign and transfer to us as absolute owner all of your Approved Receivables subject to the perfected security interest granted by you to:  (i) us, (ii) Prudent Capital I, LP, (iii) The Adams National Bank, and (iv) The City of Baltimore Development Corporation in such Approved Receivables.  You shall continue to collect payment for each such Approved Receivable from the applicable customer with payment therefor being remitted directly to such lockbox account (the “Lockbox”) as prescribed in that certain Lockbox Agreement, dated June 20, 2001, between you and us.  Our obligation to pay you for any Approved Receivable shall only be as provided in Paragraphs 5 and 6 below, and only when all requirements of this Agreement have been satisfied.

C.            Our services hereunder will be provided on a non-notification basis; that is, we will not communicate with your customers without your prior approval except: (a) in connection with Approved Receivables under collection as delinquent accounts as described in Paragraph 4 below, and/or (b) to obtain current information on any customer’s financial condition and creditworthiness.  At all times you will perform your normal accounts receivable bookkeeping, collection and reporting procedures in connection with your Receivables (both Approved Receivables arid “non-approved Receivables” which are defined in Paragraph E below).  In order to maintain our credit approval in connection with any Approved Receivable (unless we withdraw or limit our credit approval as otherwise provided in this Agreement), you also agree to perform the following collection and reporting procedures at a minimum (to the extent permitted by law):

(i)            Each customer on a past due Receivable shall receive from you, at least once each month, your written statement detailing the delinquency.  Each such statement shall age such past due Receivable(s).

(ii)           You shall document all collection related telephonic communications given to, and responses received from, your delinquent customers.  You also shall initiate telephonic communication to each such customer before the Receivable due from such customer becomes thirty (30) days past due, and at least two (2) such calls shall be required in each subsequently thirty (30) day period (i.e., 31-60 days past due and 61-90 days past due) until the Receivable is ninety (90) days past due.  All collection calls must involve your authorized representative speaking with a representative of the delinquent customer who has authority to approve payments on behalf of the customer, recording the name of such individual, his/her position with the customer, the date and time of such call, the reason for the delinquency in payment (e.g., cash flow, dispute, paperwork, etc.), the commitment to pay date, and a follow-up date.

(iii)          In the event that your attempts to telephonically communicate with any delinquent customer are to no avail (e.g., the telephone of such delinquent customer has been disconnected), your records must so indicate, and you shall then communicate to such delinquent customer in writing.

D.            For our services hereunder you agree to pay us fees as follows: three tenths of one percent (0.30%) of the gross face amount of each Approved Receivable having payment terms of sixty (60) days or less.  The fees for our services under this Agreement shall be due and payable to us no later than the fifteenth (15th) calendar day of each fiscal month for the fees earned by us and due us for the preceding calendar month.  In the event such fees are not paid to us as required by the preceding sentence, all credit approvals given by us and any credit risk assumed by us as to any Approved Receivables for which such applicable fees have not been paid to us shall automatically, and without any further notice or action by us whatsoever, be and become withdrawn, null, void and of no effect.  In no event shall the aggregate fees due and payable by you to us under this Agreement be less than Thirty-Six Thousand and No/100 U.S. Dollars ($36,000.00) for each Contract Year (hereinafter defined) or part thereof (the “Minimum Fee”).  In the event that this Agreement is terminated by you prior to the end of any Contract Year, the unpaid portion of the Minimum Fee for such Contract Year shall be due and payable to us in full on the effective date of such termination.  As used herein, the term “Contract Year” shall mean the twelve (12) month period commencing on the last day of the month in which this Agreement is accepted by us as hereinafter provided, and on each anniversary thereof thereafter.

E.             You may request that we collect for you, at your expense, any Receivable for which we have not assumed the credit risk (a “non-approved Receivable”) in accordance with our usual practices.  In such event, any moneys collected by us on any such non-approved Receivables will be promptly remitted to the Lockbox ten (10) days after our receipt of good funds, less any additional service charge due and payable to us as provided in Annex A attached hereto and made part hereof.

F.             You hereby represent and warrant that: your legal name is exactly as set forth on the signature page of this Agreement, you are a duly organized and validly existing corporation under the laws of the State of Maryland and are duly qualified to transact business in, and are in good standing in, all states where required; there are no provisions in your articles of organization or incorporation or bylaws (or any amendments thereto) or in any of your contracts or indentures restricting your compliance with, or your undertaking the acts contemplated by, this Agreement, or requiring the consent or authorization of your stockholders or of any other person, firm, entity or corporation other than your board of directors (except such consents as have already been obtained); each Receivable represents an actual and bona fide sale and delivery of inventory or performance of services in the ordinary course of your business, and the inventory being sold and the Receivable created therefrom are your exclusive property; as to each Approved Receivable, the customer is obligated to pay, in United States Dollars, the full amount stated in the invoice according to its terms without dispute, offset, deduction, defense or counterclaim; no inventory sold is subject to any consignment arrangement; all taxes and fees with regard to any Approved Receivable or the inventory sold or services performed are solely your responsibility; and none of the Approved Receivables represents sales or services to any subsidiary, parent or affiliated company.  If you breach any of these representations and warranties, we shall be released from any credit risk whatsoever on any Approved Receivable which may be involved.

The following are additional terms and conditions of this Agreement:

1.             We shall have the right to adjust customer credit lines from time to time and to withdraw our credit approval on any Approved Receivable at any time prior to your shipment of the inventory thereunder to the specified customer.

2.             Any order for which you seek our credit approval (except for those under credit lines which may have been established for your customers) must be submitted to our Credit Department either via computer on-line terminal access or, if you are unable to submit your orders via computer, then by telephone or via telecopier (but, in any event, in writing).  You have advised us that your selling terms are not in excess of sixty (60) days.  As to any Approved Receivable, you agree that you will not, without our prior written consent: (i) change these terms on any customer varying from our existing credit approval, or extend the maturity date of any invoice; (ii) change the amount (except for credits you may issue in the normal course of your business and otherwise in accordance with this Agreement) or shipping dates; or (iii) grant any other indulgence.  In the event you were to do any of these acts without such concurrence by us, any credit approval and assumption of credit risk by us of the respective Approved Receivable(s) shall be and become automatically and immediately, and without any further notice or action by us whatsoever, withdrawn, null, void and of no effect.  Our credit approval with respect to any shipment by you of inventory to, or any performance of services for, a customer may also be withdrawn by us any time before, but not after, shipment is made or services are performed and shall be effective only if shipment is made or services are performed within thirty (30) days from the date specified (for shipping in the case of shipment of inventory) in the credit approval, or within thirty (30) days from the date of our credit approval if no delivery or services performance date is specified therein.  We shall have no liability whatsoever to you or any person, firm or entity for our not approving, or our withdrawal of approval of, credit to any customer in the manner provided in this Agreement.  You agree to notify us promptly of any matters affecting the value, enforceability or collectibility of any Approved Receivable. You also agree to issue credit memoranda promptly (with duplicates to us) upon accepting returns or granting allowances in connection with any Approved Receivable.  You further agree to notify us promptly of any change in your: name, state of incorporation or registration, location of your chief executive office, place(s) of business, and legal or business structure, and irrevocably authorize us to file financing statements and all amendments and continuations with respect thereto, all in order to create, perfect or maintain our interest in the Approved Receivables and you ratify and confirm any and all financing statements, amendments and continuations with respect thereto heretofore and hereafter filed by us pursuant to the foregoing authorization.

3.             You will maintain, in form acceptable to us (in our commercially reasonable judgment), a detailed ageing of all Receivables (whether or not credit approved), payments thereon and of customers’ returns, and you will deliver to us within thirty (30) calendar days after the end of each of your fiscal months:  (a) on a monthly basis for each of your fiscal months upon your issuance thereof or at any time at our request, in form acceptable to us (in our commercially reasonable judgment), your aged trial balances of all of your outstanding Receivables (Approved Receivables, non-approved Receivables and all other Receivables), (b) on a monthly basis for each of your fiscal months upon your issuance thereof, in form acceptable to us (in our commercially reasonable judgment), your sales journal of all your outstanding Receivables (Approved Receivables, non-approved Receivables and all other Receivables), and (c) on a monthly basis, proper reconciliations between your aged trial balances and your Receivables.  In the event you fail to provide this information to us by its due date, our credit approvals and assumption of credit losses shall automatically and immediately cease and be deemed to have been thereupon withdrawn, void, null and of no effect as to all Approved Receivables.  Within fifteen (15) calendar days after the end of each of your fiscal months, you will also furnish to us: (a) a schedule for the preceding month of each of your Receivables which you have recorded and clearly identified as Approved Receivables (including those under any credit lines we may have established for your customers) and their respective sales terms, invoice numbers, dates and amounts; and (b) your check made payable to the order of The CIT Group/Commercial Services, Inc.  in the aggregate amount of the fees due and payable to us at the rates provided above for the Approved Receivables of such preceding month.  We may (with prior notice to you) at any time during normal business hours verify and inspect all of your books, accounts, records, files, orders, correspondence and papers which we may deem to be reasonably relevant to the Receivables, Approved Receivables, non-approved Receivables, the respective customers, and/or this Agreement, and your credit and collection procedures and business operations, and we may make photocopies of or extracts from any of the foregoing.

4.             We shall have the right to communicate with and, if necessary in our discretion, commence collection proceedings with respect to, any of your customers from which any Approved Receivable is unpaid if: (a) any portion of such customer’s Approved. Receivable whatsoever is past due, or (b) such customer has undergone an adverse change in its financial condition or business prospects, or (c) the customer has called a meeting of its creditors or ceased to do business, or (d) the customer suffered a petition in bankruptcy or insolvency filed by or against the customer under any foreign, provincial or federal or state law.

5              If any undisputed Approved Receivable remains unpaid for more than ninety (90) days after its due date, and you shall have delivered to us within ten (10) days thereof a written Request for Payment of Approved Receivable substantially in the form of Annex B attached hereto and made a part hereof, with all of the information and documentation therein specified, requesting that the purchase price of such overdue and unpaid Approved Receivable be paid to you, we shall promptly or within fifteen (15) days of our receipt of such Request for Payment of Approved Receivable (subject to our verification of any such undisputed Approved Receivable having been credit approved by us and being overdue and unpaid) pay to you the invoice amount thereof which shall be the net amount (i.e., the gross face amount of such overdue, unpaid and undisputed Approved Receivable less any amount in payment of such Approved Receivable you may have received from or on behalf of the applicable customer, less any trade and cash discounts and less any credits or allowances) of such undisputed Approved Receivable You agree that when you deliver to us a Request for Payment of Approved Receivable of a particular customer, you shall be deemed to have thereby authorized us to collect all of the other unpaid Receivables of that customer outstanding at that time. Approved Receivables that are one hundred (100) days or more past due when submitted or Annex B shall no longer be Approved Receivables hereunder and we are thereupon released from any liability therefor whatsoever.

6.             Our obligation to remit funds to you for the amount of any Approved Receivable shall only apply to an Approved Receivable (a) which is free of any claims, offsets or liens whatsoever (except that, to the extent an offset was claimed by the customer under an Approved Receivable and such offset was taken with your written consent delivered to us, we remain obligated under this Agreement to remit funds to you in payment of such Approved Receivable reduced by the amount of such offset), and (b) where the inventory and/or service has been received and accepted by the customer without return and without dispute or claim as to price, terms, quality, workmanship, breach of warranty, delivery, quantity or other offset, and (c) where nonpayment by the customer is due solely to the customer’s financial inability to pay, and (d) which you shall have sold, assigned and transferred to us as absolute owner all of your right, title and interest thereto and therein.  It is expressly understood that “the customer’s financial inability to pay”, any Approved Receivable does not include any failure (or refusal) to pay arising from or directly related to (i) changes, of whatever nature, in government or governmental policy, or (ii) the enactment of laws or regulations or the taking of any action, of whatever nature including, without limitation, the taking or nationalizing of private property by any governmental entity whereby payment may not be made or may be made only upon penalty or (iii) natural disaster or act of God, uprising, civil war, civil commotion, war, revolution, invasion and other acts of violence.  If an Approved Receivable for which we have paid you is later determined to have been unpaid by the customer for reasons other than solely the customer’s financial inability to pay, you agree to repurchase such Approved Receivable from us for the same amount we paid to you therefor (less any remittances we may have received in connection with such Approved Receivable).  You further agree that in the event any merchandise in connection with an Approved Receivable is offered to be returned to you by the customer thereunder solely as a result of such customer’s financial inability to pay for such merchandise, and for which Approved Receivable we shall have already remitted funds to you for the amount thereof, or shall be obligated to remit to you, under this Agreement, then you shall promptly notify us in writing of such offer with all particulars and, upon our written approval to you of your acceptance of such offer of return, you may accept the return of such merchandise, provided such merchandise is returned to you free and clear of all liens and security interests.  Any merchandise which you may receive in connection with such approval of return of merchandise under an Approved Receivable, solely as a result of the customer’s financial inability to pay, shall: (a) be and at all times be deemed to be our property; (b) at our option, be promptly delivered by you to us at such place as we shall reasonably specify; or (c) at our option, be retained by you for resaleby you, employing your best efforts, and us at the best available price.  In the event of resale of such returned merchandise to another customer as contemplated by the preceding sentence, (i) if we shall have already remitted funds to you in accordance with this Agreement for the amount of such Approved Receivable, then all proceeds of such resale shall be paid to us or be promptly turned over to us, or (ii) if we shall have not have so remitted to you the amount of such Approved Receivable but shall be obligated to remit funds to you for the amount of such Approved Receivable under this Agreement, then all proceeds of such resale shall be paid to you or be promptly turned over to you, and the difference (if any) between the invoice amount of such Approved Receivable and the proceeds of such resale shall be owing by us to you and promptly remitted by us to you upon the consummation of, and your receipt of the proceeds of, such resale. After our payment to you of any Approved Receivable, any and all checks, cash, notes or other instruments or property received by you with respect to such Approved Receivable shall be held by you in trust for us, separate from your own property and funds, and promptly turned over to us.

7              In the event that an Approved Receivable were to become the subject of a dispute or claim as to price, terms, quality, workmanship, breach of warranty, delivery, quantity or other offset, such dispute would release us from any credit risk whatsoever on such Approved Receivable.

8.             In the event you have shipped a customer inventory in excess of any particular single order credit approval or our approved credit line for such customer, all remittances received from or on behalf of such customer shall first be applied to payment of Approved Receivables due from such customer until paid in full, and thereafter any excess shall be applied to payment of non-approved Receivables.  In the event a petition in bankruptcy is filed by or against a customer, any distribution, insolvency dividend, recovery or other payment thereafter received from such proceedings shall be applied pari passu to payment of Approved Receivables and non-approved Receivables due from such customer in the ratio that each bears to the aggregate amount of such distribution, dividend or other recovery payment.  In the event we are required to institute suit to collect any delinquent Receivable, you agree to cooperate fully with us and our counsel in prosecuting same.

9.             Either you or we may terminate this Agreement at any time by giving the other written notice of termination stating a termination date not less than sixty (60) days from the date such notice is delivered.  (However, in the event you terminate this Agreement, a Minimum Fee as set forth in Paragraph D above may be applicable.) This Agreement continues uninterrupted unless terminated as herein provided.  Notwithstanding the preceding sentences of this Paragraph, we may terminate this Agreement immediately upon the occurrence of any of the following events: cessation of your business or the calling of a meeting of your creditors; your failure to meet your debts generally as they mature; the commencement by or against you of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any foreign, federal or state law; breach by you of any representation, warranty or covenant contained herein; or your failure to pay when due any indebtedness or obligation owing by you to us whether under this Agreement, that certain Accounts Receivable Financing Agreement, dated as of June 20, 2001, between you and us (as amended, modified or restated from time to time, the “Financing Agreement”) or any other agreements and instruments entered into between you and us in connection therewith (such agreements and instruments, as amended, modified or restated from time to time, together with the Financing Agreement, collectively, the “Financing Documents”).  We may also terminate this Agreement immediately and without any Minimum Fee required from you in the event that we shall reasonably determine that any material provision of this Agreement is not enforceable under applicable law or would require any filing with, or consent or approval by, any governmental authority.  Further, if a Default occurs under (and as such term is defined in) the Financing Agreement, then, at our election, this Agreement shall thereupon terminate.  Any termination of this Agreement, however, shall not affect obligations of you or us incurred hereunder prior to such termination including, without limitation, our obligation pay for Approved

Receivables arising prior to such termination date (provided that our assumption of credit risks and losses hereunder shall cease upon your failure to pay our fees hereunder when due or to deliver to us the information required by this Agreement, all as hereinabove provided).

10.           You shall pay to us those attorneys’ fees and disbursements incurred by us resulting from our use of outside counsel or our in-house legal department in connection with the documentation of this Agreement and any modification, waiver, release or amendment relating to this Agreement.

11.           TO THE EXTENT PERMITTED BYAPPLICABLE LAW, YOU AND WE HEREBY IRREVOCABLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE DETERMINED AND GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA.

12.           This Agreement can be changed only in writing signed by you and us.  This Agreement shall bind and benefit each of your and our respective successors and assigns; provided, however, that neither you nor we may assign any rights or obligations hereunder without the prior written consent of the other.  Our failure or delay to exercise any right or remedy hereunder shall not constitute a waiver thereof, nor bar us from exercising any of our rights or remedies hereunder at any time, nor shall any course of dealing between you and us change or modify this Agreement.  This Agreement will become effective as of the date set forth on the first page hereof but only after this Agreement shall have been accepted by one of our officers in North Carolina.

13.           This accepted Agreement and Annexes attached hereto and made part hereof, together with Annex A signed by you and us, together with the Financing Documents, contain the entire agreement between you and us.  There are no verbal agreements between you and us concerning this Agreement or the subject matter hereof.

Very truly yours,

THE CIT GROUP/COMMERCIAL SERVICES, INC.

By:	/s/ Robert W. Franklin
	Name:	Robert W. Franklin
	Title:	VP

Read and Agreed to:

KP SPORTS, INC.

By:	/s/ J. Scott Plank
	Name:	J. Scott Plank
	Title:	VP Finance

Accepted at Charlotte, North Carolina

THE CIT GROUP/COMMERCIAL SERVICES, INC.

By:	/s/ Terry D. Oeischlaeger
Name: Terry D. Oeischlaeger
Title: Senior Vice President

ANNEX A
TO THE CREDIT APPROVED RECEIVABLES PURCHASING AGREEMENT
ADDITIONAL TERMS AND CONDITIONS

As permitted in Paragraph 5 of the Agreement, KP Sports, Inc.  (the “Client”) hereby agrees that, in the event The CIT Group/Commercial Services, Inc.  (“CIT”) collects any non-approved Receivable on behalf of the Client.  CIT shall be entitled to receive, and the Client shall pay or cause to be paid to CIT, the following Collection Processing Charge and Collection Service Fee in connection with each such non-approved Receivable:

Collection Processing Charge

There shall be a processing charge of $100 for each non-approved Receivable collection account turned over to CIT by Client for collection processing by CIT.

Collection Service Fee

CIT shall also be entitled to receive a collection service fee of 1% of all moneys collected by CIT or the Client, net of attorneys’ fees and all other related costs and expenses incurred by or on behalf of CIT in connection with collection of any non-approved Receivable.

No Fee Period

Non-approved-Receivables’ collections received by Client or CIT within ten (10) days of the date any such non-approved Receivables were turned over to CIT for collection will not be subject to the Collection Service Fee.

KP SPORTS, INC.

By:
Name:
Title:

THE CIT GROUP/COMMERCIAL SERVICES, INC.

By:
Name:
Title:

ANNEX B
TO CREDIT APPROVED RECEIVABLES PURCHASING AGREEMENT
REQUEST FOR PAYMENT OF APPROVED RECEIVABLE(S)
Confirmatory Assignment Number

To:	The CIT Group/Commercial Services, Inc.	Date:

Your payment to us for the outstanding past due Approved Receivable account of                           (Customer)                                                               (Address of Customer) in the net amount of $                          is hereby requested pursuant to the terms of the Credit Approved Receivables Purchasing Agreement (the “Agreement”).  We hereby confirm our sale to you of such Approved Receivable(s) of said Customer pursuant to the terms of the Agreement.

Your obligation to pay us the net amount of such Approved Receivable(s) as the purchase price thereof arises under your credit approval dated                          in the amount of $                         .

As evidence of each past due Approved Receivable, enclosed are:

A.            Two copies of the outstanding invoice and any credit memos;

B.            A notarized statement of the Customer’s account;

C.            One copy of all correspondence to and from the Customer;

D.            One copy of our complete collection file on the Customer;

E.             All guaranties, collateral documents, and security agreements relative thereto;

F.             Proof of delivery to and/or acceptance by Customer; and

G.            Copy of Customer’s purchase order and/or our signed confirmation thereof.

We certify that: (i) the above information and enclosures are true and correct; (ii) our Customer (account debtor) named in the invoice(s) is indebted to us in the net amount(s) shown thereon and is not entitled to credits or counterclaims except as reflected in the amount demanded by us above; (iii) each Approved Receivable of the Customer for which we hereby request payment from you under the Agreement is free of any claim, offset or lien whatsoever (except that to the extent an offset was claimed by the Customer, such offset was taken with your written consent delivered to us and enclosed herewith, and such Approved Receivable is reduced by such offset amount); (iv) nonpayment by the Customer of the Approved Receivable for which we hereby request payment from you under the Agreement is due solely to the Customer’s financial inability to pay; (v) we have sold, assigned and transferred to you as absolute owner all of our right title and interest in each Approved Receivable of the Customer for which we hereby request payment from you under the Agreement, and shall have delivered to you those UCC releases and financing statements as you shall have requested to effect each such sale and transfer; and (vi) all of our representations and warranties in the Agreement are true and correct.

KP SPORTS, INC.

By:
Name:
Title:

CIT

                    , 2001

KP Sports, Inc.

1600 Bush Street

Baltimore, Maryland 21230

Credit Line Customers;
Amendment to Credit Approved Receivables Purchasing Agreement

Ladies and Gentlemen:

We refer you to that certain Credit Approved Receivables Purchasing Agreement between us dated of even date herewith, as supplemented and amended (the “Agreement”).  Capitalized terms utilized in this letter agreement but not defined herein shall have the meanings given them in the Agreement.

This shall confirm your and our understanding and agreement that the Agreement is hereby supplemented, effective as of the date of your execution of this letter agreement, to provide for certain automatic credit approvals under lines of credit (each a “Credit Line”) established by us for certain of your customers (herein referred to individually as a “Credit Line Customer” and collectively as the “Credit Line Customers”), with respect to your sales of inventory to and/or performance of services for such Credit Line Customers arising or created on or after the effective date hereof.  The Credit Line for each Credit Line Customer shall be available to you by either (i) on-line terminal access to our computer or (ii) a hard copy report.  Upon your execution of this letter agreement, we shall provide you with a report entitled Customer Credit Availability which shall set forth a list of all Credit Line Customers and the respective Credit Line for each such Credit Line Customer as of the date of the report.  The Customer Credit Availability report may be modified from time to time.  However, any modifications of the Credit Line for each Credit Line Customer will be promptly reflected on your computer screen if you have online terminal access to our computer and, as so modified, shall constitute the Credit Lines in effect at that time.  Updated Customer Credit Availability reports, as well as any notices of changes thereto, will be provided to you periodically.

Accordingly, upon your submitting any order(s) to us for your sale(s) to any Credit Line Customer, we shall bear the credit risk (solely as described in the Agreement) on your sale(s) to such Credit Line Customer subject to the following express terms and conditions:

1.             We shall bear the credit risk on your sales to each Credit Line Customer up to the amount of the Credit Line in existence for that Credit Line Customer at the time of the shipment of such inventory.  In the event that the amount of any sale to a Credit Line Customer is in excess of the available portion of the Credit Line in existence for such Credit Line Customer at the time of shipment, then such portion of the Approved Receivable arising from such sale and representing such excess shall be at your credit risk.  However, as good funds are received in payment of Approved Receivables of the Credit Line Customer, any portion of the Credit Line in existence for the respective Credit Line Customer at such time which is thereby made available, shall be applied to Receivables owing from such Credit Line Customer which are at your credit risk, in the order that such Receivables arose.  Such Receivables shall then be automatically credit approved and we shall bear the credit risk thereon as Approved Receivables to the extent of the portion of the Credit Line which is so made available, unless an Insolvency Event (hereinafter defined) has occurred or the Credit Line for such Credit Line Customer has been withdrawn or reduced.

2.             By notice given verbally via telephone or notice via computer (in either case with written notice to follow) or by written notice to you, we may at any time in our sole discretion withdraw or modify the Credit Line in existence for any Credit Line Customer effective as of the date you first receive any such notice.  In the event we modify the Credit Line, the new Credit Line shall automatically supersede the existing Credit Line.  In the event we withdraw the Credit Line, automatic credit approval of your subsequent sales to the customer shall have terminated and all outstanding Receivables due from the customer that are at your credit risk on the effective date of such termination shall remain at your credit risk regardless of any payment of Approved Receivables received on or after such date.  All Receivables arising from sales of inventory shipped after termination of, or in excess of, the Credit Line in existence for such former Credit Line Customer, shall be at your sole and exclusive risk.  Further, the future Credit Line for any Credit Line Customer shall automatically terminate if at any time the aggregate amount of Receivables owing to you by such Credit Line Customer which are more than thirty (30) days past due (excluding disputed items) is greater than twenty-five percent (25%) of the aggregate amount of all Receivables owing to you by such Credit Line Customer (again, excluding disputed items); provided, however, upon your request to us, we may reinstate, in our sole discretion, the future Credit Line for such Credit Line Customer.  However, any withdrawal or reduction of a Credit Line shall not be effective with respect to Approved Receivables which are outstanding and for which the inventory has already been shipped at the time of such withdrawal or reduction.

3.             Any Credit Line shall automatically terminate immediately upon the occurrence of any Insolvency Event; provided, however, any such termination of a Credit Line shall not be effective with respect to Approved Receivables of the respective Credit Line customer outstanding at the time of such termination and which arose from shipments made by you prior to such termination, up to the amount of the Credit Line in effect prior to such termination.

4.             All remittances received from Credit Line Customers shall be applied in the manner set forth in the Agreement.

5.             Until we may notify you otherwise, the amount of the Credit Line for each Credit Line Customer shall be the amount appearing on the latest Customer Credit Availability report for such Credit Line Customer or, if you have on-line terminal access to our computer, the amount appearing on your screen for such Credit Line Customer.  Notwithstanding the preceding sentence, it is your responsibility to confirm with us prior to shipping goods, either via computer or otherwise, the amount of each existing Credit Line.  If there is any discrepancy between the information that appears on the most recent Customer Credit Availability report and the information that appears on your computer screen, the information that appears on your computer screen shall be deemed to control.

6.             This letter agreement applies only to sales made by you on your usual terms, but in no event shall your terms of sale to Credit Line Customers exceed sixty (60) days.

7.             An “Insolvency Event” shall be deemed to have occurred when any proceeding or petition is filed or instituted by or against the Credit Line Customer under any foreign, state or federal bankruptcy or insolvency law, or when a receiver or trustee is appointed for the Credit Line Customer, or when the Credit Line Customer makes an assignment for the benefit of creditors or calls a meeting of its creditors or institutes any proceeding to compromise or adjust its debts, or ceases to do business; provided, however, in the event that we establish a Credit Line for a Credit Line Customer that is a debtor-in-possession, an “Insolvency Event” shall be deemed to have occurred when a liquidation of all or substantially all of its assets is commenced or a case under Chapter 7 of the U.S. Bankruptcy Code (or similar foreign law, as the case may be) is commenced by or against it.

All orders from those your customers which are not Credit Line Customers shall continue to be submitted by you to us for our credit approval as provided in the Agreement.  Except as herein specifically set forth, the Agreement shall remain otherwise unmodified and in full force and effect in accordance with it terms.

If you are in agreement with the foregoing amendment to the Agreement, please evidence your agreement by executing the enclosed copy of this letter agreement in the spaces provided below and return such fully executed copy to the undersigned as soon as possible.

Very truly yours,

THE CIT GROUP/COMMERCIAL SERVICES, INC.

By:
Name:
Title:

Read and Agreed to:

KP SPORTS, INC.

By:
Name:
Title: